                                                                    Exhibit 5.0

                       ATER WYNNE HEWITT DODSON & SKERRITT, LLP

                               222 S.W. COLUMBIA STREET
                                      SUITE 1800
                                PORTLAND, OREGON 97201

                                     May 24, 1996



Board of Directors
Claremont Technology Group, Inc.
1600 N.W. Compton Avenue
Suite 210
Beaverton, OR  97006

Gentlemen:

    In connection with the public offering of 2,700,000 shares of common stock, no par value (the "Common Stock"), of Claremont Technology Group, Inc., an Oregon corporation (the "Company"), under the Registration Statement on Form S-1, and the proposed sale of the Common Stock pursuant to the terms of an underwriting agreement (the "Underwriting Agreement") to be entered into by the Company, certain selling shareholders, Robertson, Stephens & Company LLC, Donaldson, Lufkin & Jenrette Securities Corporation and J.P. Morgan Securities, Inc. as representatives of the several underwriters, we have examined such corporate records, certificates of public officials and officers of the Company and other documents as we have considered necessary or proper for the purpose of this opinion.

    Based on the foregoing and having regard to legal issues which we deem relevant, it is our opinion that the shares of Common Stock to be sold pursuant to the Underwriting Agreement, when such shares have been delivered against payment therefor as contemplated by the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

    We hereby consent to the filing of this opinion as an exhibit to the above-mentioned Registration Statement and to the reference to this firm under the caption "Legal Matters"

Board of Directors
Claremont Technology Group, Inc.
May 22, 1996
Page 2


in the prospectus constituting a part of the Registration Statement. This consent shall not be construed to cause this firm to be in the category of persons whose consent is required to be filed pursuant to Section 7 of the Securities Act of 1933, as amended, or the rules thereunder. This opinion has been prepared solely for your use in connection with the Registration Statement for the public offering, and should not be quoted in whole or in part or otherwise be referred to, nor be relied upon by, nor be filed with or furnished to any governmental agency or other person or entity, except as otherwise provided in this paragraph, without the prior written consent of this firm.


                        Very truly yours,



                        ATER WYNNE HEWITT DODSON & SKERRITT, LLP